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                                                        Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

1) MicroCarb Human Vaccines Inc. - incorporated in the State of Delaware; 73.75% owned by Antex Biologics Inc.

2) Antex Pharma Inc. - incorporated in the State of Delaware; wholly-owned by Antex Biologics Inc.


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